Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of MEMC Electronic Materials, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Nabeel Gareeb, President and Chief Executive Officer of the Company, and Thomas E. Linnen, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2005

By:	/S/ NABEEL GAREEB
Name:	Nabeel Gareeb
Title:	President and Chief Executive Officer MEMC Electronic Materials, Inc.

Date: May 10, 2005

By:	/S/ THOMAS E. LINNEN
Name:	Thomas E. Linnen
Title:	Senior Vice President and Chief Financial Officer MEMC Electronic Materials, Inc